   As filed with the Securities and Exchange Commission on ____________, 2001
                           Registration No. _________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTERTAPE POLYMER GROUP INC.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


           CANADA                                                1-10928
-------------------------------                             -------------------
(State or other jurisdiction of                             Commission File No.
incorporation of organization)


                              110E MONTEE DE LIESSE
                       ST. LAURENT, QUEBEC, CANADA H4T 1N4
                                 (514) 731-7591

   --------------------------------------------------------------------------
   (Address and telephone number of Registrant's Principal Executive Offices)


               INTERTAPE POLYMER GROUP, INC. USA EMPLOYEES' STOCK
                     OWNERSHIP AND RETIREMENT SAVINGS PLAN

                            (Full title of the Plan)

                             ----------------------

                               BURGESS H. HILDRETH
                          INTERTAPE POLYMER GROUP INC.
                              3647 CORTEZ ROAD WEST
                            BRADENTON, FLORIDA 34210
                                 (941) 727-5788

           ----------------------------------------------------------
           (Name, address, and telephone number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------------ -------------------- ----------------------- -------------------------

Title of Each Class of                             Proposed Maximum     Proposed Maximum
Securities to be          Amount to be             Offering Price per   Aggregate Offering      Amount of
Registered (1)            Registered (1)           Share (2)            Price (2)               Registration Fee (2)
------------------------- ------------------------ -------------------- ----------------------- -------------------------

Common Shares                  300,000 Shares      $9.245               $2,773,500              $693.38
------------------------- ------------------------ -------------------- ----------------------- -------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(2) Estimated, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Shares of the Registrant as reported on the New York Stock Exchange on August 10, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant or the Plan to which this Registration Statement relates with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

         (a) Registrant's annual report on Form 40-F for the year ended December 31, 2000, filed on May 18, 2001.

         (b) Registrant's quarterly report on Form 6-K for the quarter ended March 31, 2001, filed on May 25, 2001.

         (c) The description of Registrant's common shares contained in Registrant's 1998 Annual Report (Notes to Consolidated Financial Statements) included in Part I of the Registration Statement (File No. 1-10928) on Form 20-F, including any amendment or report updating this description.

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's annual report referenced in (a) above.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement



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


contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         None of the following experts or counsel has, nor shall any of them receive, any interest that would require disclosure in this Registration Statement.

         Certain legal matters relating to Canadian law will be passed upon for the Company by Stikeman Elliott, Montreal, Quebec, Canada.

         The financial statements and the related financial statement schedules included in or incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Raymond Chabot Grant Thornton, General Partnership, independent chartered accountants, Montreal, Quebec, Canada.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Canada Business Corporations Act (the "CBCA"), the Company may indemnify a present or former director or officer or a person who acts or acted at the Company's request as a director or officer of another corporation of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.

         In accordance with the CBCA, the By-Laws of the Company provide that the Company shall indemnify a present or former director or officer or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfaction of judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate if (i) he or she acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Company will also indemnify such person in such other circumstances as the CBCA or law permits or requires. The By-Laws do not limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the By-Laws.

         A directors and officers' liability insurance policy is maintained by the Company, which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the CBCA and the By-Laws of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against United States public policy as expressed in the Securities Act and is, therefore, unenforceable in the United States.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS


   EXHIBIT NO.      DESCRIPTION
   -----------      -----------

       4(a)         Certificate of Incorporation of Registrant:

                       o Certificate of Incorporation/Articles of Incorporation
                         dated December 22, 1989

                       o Certificate of Amendment/Articles of Amendment
                         dated October 8, 1991

                       o Certificate of Amendment/Articles of Amendment
                         dated October 31, 1991

                       o Certificate of Amendment/Articles of Amalgamation
                         dated August 31, 1993

                       o Certificate of Amendment/Articles of Amendment
                         dated May 22, 1996

       4(b)         Bylaws of Registrant

       4(c)         Amendment and Restatement of Intertape Polymer Group, Inc.
                    USA Employees' Stock Ownership and Retirement Savings Plan

       5(a)         Legal Opinion of Stikeman Elliott

       5(b) The Registrant undertakes to submit the plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

       23(a)        Consent of Raymond Chabot Grant Thornton, General
                    Partnership

       23(b)        Consent of Stikeman Elliott

       24 Power of Attorney (included on signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES - THE REGISTRANT

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto and Province of Ontario, Canada, on the 13th day of August, 2001.

                                   INTERTAPE POLYMER GROUP INC.


                                   By: /s/ Melbourne F. Yull
                                      --------------------------------------
                                      Melbourne F. Yull, Chairman,
                                      Chief Executive Officer and Director

POWER OF ATTORNEY. Each person whose signature appears below constitutes and appoints Melbourne F. Yull as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments of and supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Melbourne F. Yull                                       /s/ Andrew M. Archibald
------------------------------------                        ------------------------------------
Melbourne F. Yull, Chairman, Chief                          Andrew M. Archibald, C.A., Chief Financial Officer,
Executive Officer and Director                              Secretary, Treasurer and Vice President Administration
August 13, 2001                                             (Principal Financial and Accounting Officer)
                                                            August 13, 2001

/s/ Michael L. Richards                                     /s/ Ben J. Davenport, Jr.
------------------------------------                        ------------------------------------
Michael L. Richards                                         Ben J. Davenport, Jr.
Director                                                    Director
August 13, 2001                                             August 13, 2001

                                                            /s/ Gordon R. Cunningham
------------------------------------                        ------------------------------------
L. Robbie Shaw                                              Gordon R. Cunningham
Director                                                    Director
August __, 2001                                             August 13, 2001

                                                            /s/ J. Spencer Lanthier
                                                            ------------------------------------
                                                            J. Spencer Lanthier
                                                            Director
                                                            August 13, 2001


                                                            ------------------------------------
                                                            Irvine Mermelstein
                                                            Director
                                                            August __, 2001

SHUTTS & BOWEN LLP
United States Authorized Representative

By: /s/ J. Gregory Humphries
   -----------------------------------
        J. Gregory Humphries, Partner
        August 15, 2001


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

                              SIGNATURES - THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on August 15, 2001.

                                      INTERTAPE POLYMER GROUP, INC. USA
                                      EMPLOYEES' STOCK OWNERSHIP AND RETIREMENT
                                      SAVINGS PLAN



                                      By: IPG Administrative Services, Inc.



                                      By: /s/ Burgess Hildreth
                                          ------------------------------
                                           Burgess Hildreth
                                           Vice President - Human Resources



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